SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2012

FIRSTCITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	033-19694	76-0243729
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6400 Imperial Drive

Waco, Texas 76712

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (254) 761-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On January 31, 2012, American Business Lending, Inc. (“ABL”), a subsidiary of FirstCity Financial Corporation (“FirstCity”), as borrower, and Wells Fargo Capital Finance, LLC (“WFCF”), formerly known as Wells Fargo Foothill LLC, as lender, entered into an Amended and Restated Loan Agreement (“Credit Agreement”) that amended and restated the Loan Agreement that these parties had executed previously on December 15, 2006, as amended. The Credit Agreement is a $25 million revolving loan facility that provides funding for ABL to finance and acquire SBA 7(a) loans, and is secured by substantially all of ABL’s assets. The primary terms and conditions of the Credit Agreement are as follows:

•                  Provides for maximum outstanding borrowings of up to $25 million (“Maximum Credit Line”);

•                  Provides for a borrowing base for originating loans based on the amount by which the sum of (i) ABL-originated SBA guaranteed loans (up to 100%) and non-guaranteed loans (60%-80%) plus (ii) certain previously-purchased performing loans (up to 80%), exceeds the aggregate amount, if any, of loan reserves established by ABL and/or WFCF on the borrowing base loans.

•                  Outstanding borrowings bear interest at alternate annual rates equal to (i) LIBOR rate plus 3.50% for LIBOR rate loans; (ii) base rate (higher of LIBOR rate or Wells Fargo  prime rate) plus 0.75% for base rate loans; or (iii) base rate plus 0.75% otherwise.

•                  Provides for a prepayment fee in the event of ABL’s termination of the Credit Agreement equal to 3.0% of the Maximum Credit Line if prepayment is made on or before January 31, 2013, or 2.0% of the Maximum Credit Line if prepayment is made between January 31, 2013 and January 30, 2015; and

•                  Provides for an initial maturity date of January 31, 2015 (which may be extended upon agreement by WFCF and ABL).

In connection with the Credit Agreement, FirstCity reaffirmed its limited guaranty under the Amended and Restated General Continuing Limited Guaranty (dated as of February 18, 2009) executed by FirstCity in favor of WFCF with respect to ABL’s obligations. As such, FirstCity continues to provide WFCF with an unconditional limited guaranty for all of ABL’s obligations under the Credit Agreement up to $5 million plus enforcement costs.

The Credit Agreement includes covenants that are customary for a loan facility of this type, including maximum capital expenditure levels and financial covenants related to minimum tangible net worth levels, maximum indebtedness to tangible net worth ratio, maximum delinquent and defaulted loan levels, maximum loan charge-off levels, and minimum net interest coverage levels.

In addition, the Credit Agreement contains representations and warranties of ABL that are typical for a loan facility of this type. The Credit Agreement also contains customary events of default, including but not limited to, failure to make required payments; failure to comply with certain agreements or covenants; change of control; certain events of bankruptcy and insolvency; and failure to pay certain judgments. In the event that an event of default occurs and is continuing, WFCF may accelerate the indebtedness under this loan facility.

The foregoing descriptions of the Credit Agreement and FirstCity’s reaffirmation of its related guaranty under the Credit Agreement are qualified in their entirety by reference to the full text of such agreements attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by this reference.

Section 2 — Financial Information

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The obligations of ABL, as borrower, and FirstCity, as guarantor, under the Credit Agreement and related loan documents, constitute direct financial obligations that are material to FirstCity. As to such direct financial obligations, the information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01.   Financial Statements and Exhibits

(d)          Exhibits:

10.1         Amended and Restated Loan Agreement dated January 31, 2012 between American Business Lending, Inc., as borrower, and Wells Fargo Capital Finance LLC, as lender.

10.2         Omnibus Amendment and Reaffirmation of Loan Documents dated January 31, 2012 by and among Wells Fargo Capital Finance LLC, as lender, American Business Lending, Inc., as borrower, FirstCity Financial Corporation, as credit party, and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

Date: February 6, 2012	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Loan Agreement dated January 31, 2012 between American Business Lending, Inc., as borrower, and Wells Fargo Capital Finance LLC, as lender.

10.2

Omnibus Amendment and Reaffirmation of Loan Documents dated January 31, 2012 by and among Wells Fargo Capital Finance LLC, as lender, American Business Lending, Inc., as borrower, FirstCity Financial Corporation, as credit party, and the other parties thereto.